UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 23, 2020

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

 300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On April 23, 2020, Cars.com Inc., a Delaware corporation (the “Company” or “CARS”) issued a press release announcing that, due to the ongoing public health impact of the coronavirus pandemic, in accordance with state guidance and related orders, the Company will host its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) virtually in lieu of an in-person meeting. The Annual Meeting will be held at 9:00 a.m. Central time on May 14, 2020, in accordance with the Notice of Annual Meeting and Proxy Statement, dated April 3, 2020, as supplemented by the Notice of Change of Location of Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission on April 23, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Exhibit

99.1	Cars.com Inc. Press Release, dated April 23, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: April 23, 2020	By:	/s/ James F. Rogers
James F. Rogers Chief Legal Officer